CLASS A COMMON UNIT REDEMPTION AGREEMENT

AND

THIRD AMENDMENT TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

PHAWK, LLC
(F/K/A PETROHAWK ENERGY, LLC)

THIS CLASS A COMMON UNIT REDEMPTION AGREEMENT AND THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF PHAWK, LLC (F/K/A PETROHAWK ENERGY, LLC), a Delaware Limited liability company (the “Company”), dated as of the 8th day of July, 2005 (the“Redemption Agreement and Third Amendment to LLC Agreement”), is made and entered into by and among FCW, LLC, a Delaware limited liability company (“FCW” or “Management Member”), EnCap Energy Capital Fund IV, L.P., a Texas limited partnership (“Fund IV”), EnCap IV-B Acquisitions, L.P., a Texas limited partnership (“Fund IV-B”) , Kellen Holdings, LLC, a Delaware limited liability Company (“Kellen”), Dian Graves Stai (“Stai”), Tejon Energy L.P., a Texas limited partnership (“Tejon”), Dian Graves Owen Foundation (“DGO Foundation”), Dodge Jones Foundation (“DJ Foundation”), Tucker S. Bridwell (“Bridwell”), Joseph Edwin Canon (“Cannon”), Larry L. Helm (“Helm”) and James L. Irish III (“Irish”, together with Fund IV, Fund IV-B, Kellen, Stai, Tejon, DGO Foundation, DJ Foundation, Bridwell, Cannon and Helm, referred to herein collectively as the “Class A Common Unitholders” who, together with the Management Member, are referred to collectively as the “Members”).

RECITALS

WHEREAS, the Members constitute all of the Members of the Company; and

WHEREAS, the Company is governed by that certain Amended and Restated Limited Liability Company Agreement of Petrohawk Energy, LLC dated as of December 12, 2003 (the “Original LLC Agreement”), as amended by that certain Assignment of Limited Liability Company Interests and First Amendment to the Amended and Restated Limited Liability Company Agreement of Petrohawk Energy, LLC dated as of March 1, 2004 (the “First Amendment to LLC Agreement”) and as amended by that certain Preferred Unit Redemption Agreement and Second Amendment to Amended and Restated Limited Liability Company Agreement of PHAWK, LLC (F/K/A PETROHAWK ENERGY, LLC) dated as of March 11, 2005 (the “Second Amendment to LLC Agreement”, which, together with the Original LLC Agreement and the First Amendment to LLC Agreement is referred to herein as the “LLC Agreement”); and

WHEREAS, Section 9.3 of the LLC Agreement provides that upon thirty (30) Business Days written notice to the Preferred Unitholders the Company shall have the option to redeem any number of outstanding Preferred Units (with a minimum redemption amount of $1,000,000 of Preferred Units, with the Preferred Units of each Preferred Unitholder thereof being redeemed on a pro rata basis) at any time at a cash redemption price per Preferred Unit equal to the Liquidation Amount divided by the number of Preferred Units outstanding; and

WHEREAS, the Company has previously redeemed One Hundred Percent (100%) of the outstanding Preferred Units in accordance with the LLC Agreement and two redemptions not reflected in the LLC Agreement and no Preferred Units remain outstanding and all accrued interest on the Preferred Units has been paid; and

WHEREAS, the Class A Common Unitholders desire to have all of their Class A Common Units redeemed pursuant to the terms set forth herein; and

WHEREAS, the Company, in order to accomplish the redemption of all the outstanding Class A Common Units will make certain distributions of cash and securities; and

WHEREAS, the Members desire to amend Section 5.3 of the LLC Agreement to allow for a Redemption of all of the Class A Common Units and none of the Class B Common Units; and

WHRERAS, the Members desire to amend the provisions of Article XI of the LLC Agreement in such a way that will result in Management Member’s ownership percentage of all outstanding Common Units to be equal to 64.24% and Investor Members’ ownership percentage of all outstanding Common Units to be 35.76%; and

WHEREAS, the Members desire to amend such other provisions of the LLC Agreement as the Members deem necessary and advisable.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members do hereby agree as follows:

1.    Definitions. When used herein the following terms shall have the respective meanings assigned to them in this Section 1. Terms used but not defined herein shall have the respective meanings set forth in the LLC Agreement.

“First Redemption Schedule”shall have the meaning assigned in Section 3 of the Second Amendment to LLC Agreement.

“First Redemption Shares”shall have the meaning assigned in Section 3 of the Second Amendment to LLC Agreement.

“Fund IV”shall have the meaning assigned in the preamble.

“Fund IV-B” shall have the meaning assigned in the preamble.

“Helm” shall have the meaning assigned in the preamble.

“Irish” shall have the meaning assigned in the preamble.

“Kellen” shall have the meaning assigned in the preamble.

“Management Member” shall have the meaning assigned in the preamble.

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“Members” shall have the meaning assigned in the preamble.

“Original LLC Agreement” shall have the meaning assigned in the recitals hereto.

“Redemption Agreement and Third Amendment to LLC Agreement” shall have the meaning assigned in the preamble.

“Second Redemption Schedule” shall have the meaning assigned in Section 3 of the Second Amendment to LLC Agreement.

“Second Redemption Shares” shall have the meaning assigned in Section 3 of the Second Amendment to LLC Agreement.

“Stai” shall have the meaning assigned in the preamble.

“Tejon”shall have the meaning assigned in the preamble.

“Third Redemption Shares”shall be those shares set forth on Schedule II attached hereto.

2.    Waiver of Redemption Notice With Respect to Redemption of Preferred Units. The Class A Common Unitholders hereby waive the condition that the Company provide thirty (30) Business Day notice prior to redeeming the Preferred Units and hereby consent to the redemption of all outstanding Preferred Units by the Company which occurred on June 30, 2005. The Members agree that no Preferred Units remain outstanding and all accrued interest on such Preferred Units has been paid.

3.    Distribution of First Redemption Shares, Second Redemption Shares and Third Redemption Shares. Within five business days after the execution of this Redemption Agreement and Third Amendment to LLC Agreement, the First Redemption Shares, the Second Redemption Shares and the Third Redemption Shares shall be distributed to those Members set forth on the First Redemption Schedule, the Second Redemption Schedule and Schedule II.

4.    Redemption of Class A Common Units.

(a)  As soon as practical after the date of this Agreement, the Company shall, in complete redemption of the Class A Common Units, distribute to the Class A Common Unit Holders cash and securities totaling 64.24% of the total value of the Company’s assets. The amount and character of the property distributed shall be as set forth on Schedule I attached hereto and made a part hereof (the “Redemption Schedule”). Notwithstanding the above, the Company shall retain and not distribute a total of $1,250,000 to be used to cover certain contingent liabilities and administrative expenses of the Company. To the extent such funds are not used for such purposes by December 31, 2006, the Company shall distribute the balance of such funds, if any, 64.24% to the Class A Common Unit Holders in the same proportionate amounts as set forth on the Redemption Schedule.

5.    Distribution of Class B Common Units to Members of Management Member. It is acknowledged and agreed that immediately prior to the redemption of the Class A Common Units, Management Member will transfer to all or part of its members all or part of the Class B Common Units and all or part of the members of Management Member will become Members.

6.    Resignation of Directors. Upon the complete redemption of the Class A Common Units and distribution pursuant to Section 4, the members of the Board of Directors of the Company designated by the EnCap Members and Kellen shall be deemed to have resigned with no further action on the part of such persons, the Company, the EnCap Members, or Kellen.

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7.    Amendments to the LLC Agreement. Upon execution of this Redemption Agreement and Third Amendment to LLC Agreement and prior to the redemption and distribution pursuant to Section 4 and the distribution pursuant to Section 5, Article XI of the LLC Agreement shall be considered amended in such a way that its provisions result in Management Member's ownership percentage of all outstanding Common Units to be equal to 35.76% and Investor Members’ ownership percentage of all outstanding Common Units to be 64.24%.

8.    Assignment of Registration Rights. The Company and each Member agree that the EnCap Members shall have the sole right to exercise the demand registration rights granted to the Company and its affiliates pursuant to Section 2 of the Registration Rights Agreement dated as of May 25, 2004 (the "Registration Rights Agreement") and that each Member shall retain the piggyback registration rights granted to the Company and its affiliates pursuant to Section 3 of the Registration Rights Agreement.

9.    Counterparts. This Redemption Agreement and Third Amendment to LLC Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

10.      Ratification. The LLC Agreement, as amended and modified pursuant to the terms hereof, is hereby ratified and affirmed.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Redemption Agreement and Third Amendment to LLC Agreement as of the date first referenced above.

FCW, LLC

By:
Floyd C. Wilson, Manager

EnCap Energy Capital Fund IV, L.P.

By:	EnCap Equity Fund IV GP, L.P.,
General Partner of EnCap Energy Capital Fund IV, L.P.

By:	EnCap Investments, L.P.
General Partner of EnCap Equity Fund IV GP, L.P.

By:	EnCap Investments GP, L.L.C.
General Partner of EnCap Investments L.P.

By:
David B. Miller
Senior Managing Director

EnCap IV-B Acquisitions, L.P.

By:	EnCap IV-B Acquisitions GP, LLC,
General Partner of EnCap IV-B Acquisitions, L.P.

By:	EnCap Energy Capital Fund IV, L.P.,
Sole Member of EnCap IV-B Acquisitions GP, LLC

By:	EnCap Equity Fund IV GP, L.P.,
General Partner of EnCap Energy Capital Fund IV, L.P.

By:	EnCap Investments, L.P.
General Partner of EnCap Equity Fund IV GP, L.P.

By:	EnCap Investments GP, L.L.C.
General Partner of EnCap Investments L.P.

By:
David B. Miller
Senior Managing Director

Kellen Holdings, LLC

By:
Daniel A. Rioux, Vice President

Dian Graves Stai

Tucker S. Bridwell

Dian Graves Owen Foundation

By:
Tucker S. Bridwell, President

Joseph Edwin Canon

Dodge Jones Foundation

By:
Joseph Edwin Canon, Executive Director

Tejon Energy LP

By:	JIMAKA, LLC
General Partner

By:
Joseph Edwin Canon, Manager

By:
Thomas R. Allen, Manager

Larry L. Helm

James L. Irish, III

SCHEDULE I

	% of Investor Group	Petrohawk Warrants	Petrohawk Common Shares	Cash	Total Value

EnCap Energy Capital Fund IV, L.P.	48.3431%	1,552,453	3,173,458	$500,477	$42,646,706
EnCap Energy Acquisition IV-B, Inc.	22.5828%	725,206	1,482,437	233,791	19,921,818
EnCap	70.9259%	2,277,658	4,655,896	$734,267	$62,568,523

Liberty	21.2963%	683,892	1,397,984	220,472	18,786,893

Dian Graves Stai	1.8519%	59,469	121,564	$19,171	$1,633,643
Dian Graves Owen Foundation	1.6667%	53,522	109,407	17,254	1,470,279
Tucker Bridwell	0.1852%	5,947	12,156	1,917	163,364
Tucker Bridwell et. al.	3.7037%	118,938	243,128	$38,343	$3,267,286

Tejon Energy LP	1.8519%	59,469	121,564	$19,171	$1,633,643
Dodge Jones Foundation	1.6667%	53,522	109,407	17,254	1,470,279
Joseph Canon	0.1852%	5,947	12,156	1,917	163,364
Joseph Canon et. al.	3.7037%	118,938	243,128	$38,343	$3,267,286

Larry Helm	0.1852%	5,947	12,156	1,917	163,364

James Irish	0.1852%	5,947	12,156	1,917	163,364

Total	100.0000%	3,211,319	6,564,448	$1,035,259	$88,216,717

SCHEDULE II

Kellen	549,477.38

Stai	47,780.86

Tejon	47,780.86

DGO Foundation	43,002.27

DJ Foundation	43,002.27

Bridwell	4,777.59

Cannon	4,777.59

Irish	4,777.59

Helm	4,777.59